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                                                                   EXHIBIT 10.10

                                 REVOLVING NOTE
                                                                  April 30, 2003
$______________


     FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to pay to ______________________________ or registered assigns (the "Lender"), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Revolving Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of April 30, 2003 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among the Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

     The Borrower promises to pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

     This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Revolving Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Revolving Loans and payments with respect thereto.

     The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

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     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF
THE STATE OF NEW YORK.

                                          FIRST STATES INVESTORS BAI, LLC,
                                          A Delaware limited liability company

                                          By:

                                          By: __________________________________
                                          Name: ________________________________
                                          Title:________________________________

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                                  Attachment A

            List of Lenders and Amounts of Respective Revolving Notes



The Governor and Company of the Bank of Ireland               $10,000,000

Bank of Montreal                                              $18,750,000

UBS AG, Cayman Island Branch                                  $18,750,000

Wachovia Bank, N.A.                                           $18,750,000

Bank of America, N.A.                                         $18,750,000

Caixa Geral de Depositos, S.A., New York Branch               $15,000,000